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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        MARCH RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           March, 1995        YTD 1995
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $22.0    $22.7    $30.4    $15.2

Cash Generated from (Used in) Operations:
   Net Income (Loss)                        (3.6)    (3.9)   (11.0)   (10.9)
   Non-Cash Income Tax Exp (Ben)            (1.6)    (1.7)    (4.7)    (4.7)
   Other                                    (0.1)     0.5      0.2      0.9
                                        ------------------------------------
Cash from Operations                        (5.3)    (5.1)   (15.5)   (14.7)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (33.8)   (10.7)   (65.1)   (58.4)
   Trade Payables increase (decrease)        0.8    (13.5)    16.2    (19.6)
   All Other                                (3.0)    (9.6)    (6.2)    (3.2)
                                        ------------------------------------
Net Changes in Working Capital             (36.0)   (33.8)   (55.1)   (81.2)

Capital Expenditures                        (2.0)    (1.7)    (2.7)    (2.3)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     48.6     45.0     80.1    120.0
   Capital Lease Payments                   (0.3)    (0.3)    (0.7)    (1.9)
   Long-Term Debt Payments                  (0.4)    (1.4)    (9.9)    (9.7)
                                        ------------------------------------
Total Other                                 47.9     43.3     69.5    108.4
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     4.6      2.7     (3.8)    10.2
                                        ------------------------------------

Ending Cash & Cash Equivalents             $26.6    $25.4    $26.6    $25.4
                                        ====================================

(a)As reported on Form 8-K dated February 16, 1995


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